EX-32.1   ·   Certification per Sarbanes-Oxley Act (Section 906)

Statement Pursuant to Section 906

Statement Pursuant to Section 906 of Sarbanes-Oxley Act of 2002

The undersigned, Peter P. Smetek, Jr., CEO and Chairman of Larrea Biosciences Corporation, a Nevada corporation, hereby makes the following certification as required by Section 906(a) of the Sarbanes-Oxley Act of 2002, with respect to the following of this report filed pursuant to Section 15(d) of the Securities Exchange Act of 1934: Quarterly Report on Form 10-QSB for the period ended July 31, 2007.

The undersigned certifies that the above quarterly report fully complies with the requirements of Section 15(d) of the Securities Exchange Act of 1934, and information contained in the above report fairly presents, in all respects, the financial condition of Larrea Biosciences Corporation and results of its operations.

Date: September 11, 2007
/s/ Peter P. Smetek, Jr.
CEO, CFO and Chairman